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                                                                     EXHIBIT 4.2
                      GODIGITAL TELECOMMUNICATIONS, INC.

                          THIRD AMENDED AND RESTATED
                         SHAREHOLDER RIGHTS AGREEMENT



     This Third Amended and Restated Shareholder Rights Agreement (the "Rights Agreement"), dated as of July 30, 1999, is entered into by and among GoDigital Telecommunications, Inc., a California corporation (the "Company"), the purchasers of Series A Preferred Stock and Series B Preferred Stock of the Company pursuant to that certain Series A Preferred Stock and Series B Preferred Stock Purchase Agreement dated as of April 2, 1996 (the "Series A and B Agreement") among the Company and such purchasers (the "Series A and B Purchasers"), the purchasers of Series C Preferred Stock of the Company pursuant to that certain Series C Preferred Stock Purchase Agreement dated as of August 5, 1997 (the "Series C Agreement") among the Company and such purchasers (the "Series C Purchasers"), the purchasers of Series D Preferred Stock of the Company pursuant to that certain Series D Preferred Stock Purchase Agreement dated as of September 22, 1998 (the "Series D Agreement") among the Company and such purchasers (the "Series D Purchasers") and the purchasers of Series E Preferred Stock of the Company pursuant to that certain Series E Preferred Stock Purchase Agreement of even date herewith (the "Series E Agreement") among the Company and such purchasers (the "Series E Purchasers") (the Series A and B Purchasers, the Series C Purchasers, the Series D Purchasers and the Series E Purchasers being collectively referred to herein as the "Purchasers").

                                  R E C I T A L S
                                  ---------------

     NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

     A. Pursuant to the Series A and B Agreement, the Series A and B Purchasers have purchased 2,678,500 shares of Series A Preferred Stock of the Company (the "Series A Preferred"), and 1,339,250 shares of Series B Preferred Stock of the Company (the "Series B Preferred"); pursuant to the Series C Agreement, the Series C Purchasers have purchased 1,992,476 shares of Series C Preferred Stock of the Company (the "Series C Preferred"); pursuant to the Series D Agreement, the Series D Purchasers purchased 440,717 shares of Series D Preferred Stock of the Company (the "Series D Preferred"); and pursuant to the Series E Agreement, the Company shall sell to the Series E Purchasers up to 680,000 shares of Series E Preferred Stock of the Company (the "Series E Preferred") (the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred are hereinafter collectively referred to as the "Preferred Stock"). In connection with the Series D Agreement, the Series A and B Purchasers, the Series C Purchasers, the Series D Purchasers and the Company entered into a Second Amended and Restated Shareholder Rights Agreement dated September 22, 1998 (the "Prior Rights Agreement") setting forth their agreement and understandings with respect to certain rights and privileges accompanying the shares of the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred.
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     B.  Concurrently herewith, the Series E Purchasers and the Company are entering into the Series E Agreement, pursuant to which the Purchasers are purchasing from the Company the Series E Preferred.

     C. The obligations of each of the Series E Purchasers to purchase their respective amounts of Series E Preferred Stock is conditioned upon, among other things, the execution and delivery of this Rights Agreement by each of the Purchasers and the Company.

     D. The Series A and B Purchasers, the Series C Purchasers, the Series D Purchasers and the Company desire to amend and restate the Prior Rights Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Rights Agreement including, without limitation a termination of the Right of First Refusal (as that term is defined in the Prior Rights Agreement) contained in the Prior Rights Agreement.

     NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties to the Prior Rights Agreement agree that the Prior Rights Agreement shall be superseded and replaced in its entirety by this Rights Agreement and that the Right of First Refusal contained in the Prior Rights Agreement is hereby terminated and of no further force or effect, and the parties hereto agree as follows:

     1.  Certain Definitions.  As used in this Rights Agreement, the following
         -------------------
terms shall have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Holder" or "Holders" shall mean any holder, or an assignee under
Section 3.11 hereof, of outstanding Registrable Securities.

          "Initiating Holders" shall mean any Holders who in the aggregate are Holders of two-thirds (2/3) or more of the Registrable Securities.

          The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

          "Registrable Securities" shall mean shares of common stock of the Company ("Common Stock") (i) issued or issuable pursuant to the conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred (the "Conversion Shares") and (ii) issued in
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respect of securities issued pursuant to the conversion of the Series A
Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred upon any stock split, stock dividend, recapitalization, substitution, or similar event; provided, however, that Registrable Securities
                                --------  -------
shall not include any (a) shares of Common Stock which may be sold pursuant to an effective registration statement, (b) shares of Common Stock which have previously been sold to the public, or (c) securities which would otherwise be Registrable Securities held by a Holder who is then permitted to sell all of such securities within any three (3) month period following the Company's initial public offering pursuant to Rule 144.

          "Registration Expenses" shall mean all expenses (excluding underwriting discounts and selling commissions) incurred in connection with a registration under Sections 3.1, 3.2 or 3.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, and the reasonable fees and expenses of one counsel for the selling shareholders (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

          "Restricted Securities" shall mean the securities of the Company required to bear or bearing the legend set forth in Section 2.1 hereof.

          "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Selling Expenses" shall include all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

     2.  Restrictions on Transferability.  The Restricted Securities shall not
         -------------------------------
be transferred except upon the conditions specified in this Rights Agreement, which conditions are intended to insure compliance with the provisions of the Securities Act or, in the case of Section 3.12 hereof, to assist in an orderly distribution. Each holder of Restricted Securities will cause any proposed transferee of Restricted Securities held by that holder to agree to take and hold those securities subject to the provisions and upon the conditions specified in this Rights Agreement.

          2.1  Restrictive Legend.  Each certificate representing (i) the Series
               ------------------
A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, and (ii) shares of the Company's Common Stock issued upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, and (iii) any other securities issued in respect of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred or the Common Stock issued upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION.

          Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received either the opinion or the "no-action" letter referred to in Section 2.2 to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws, unless any such transfer legend may be removed pursuant to Rule 144(k), in which case no such opinion or "no-action" letter shall be required, and provided that the Company shall not be obligated to remove any such legends prior to the date of the initial public offering of the Company's Common Stock under the Securities Act.

          2.2  Notice of Proposed Transfers.  The holder of each certificate
               ----------------------------
representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.2. Prior to any proposed transfer of any Restricted Securities (other than under circumstances described in Sections 3.1, 3.2 and 3.4 hereof), the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in transactions in compliance with Rule 144(k) promulgated under the Securities Act or for a transfer to a holder's spouse, ancestors, descendants or a trust for any of their benefit, or in transactions involving the distribution without consideration of Restricted Securities by a holder to any of its partners or retired partners or to the estate of any of its partners or retired partners) by either (i) a written opinion of legal counsel to the holder who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or (ii) a "no-action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer

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such Restricted Securities in accordance with the terms of the notice delivered by such holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the restrictive legend set forth in Section 2.1 above, except that such certificate shall not bear such restrictive legend after the date of the Company's initial public offering under the Securities Act if the opinion of counsel or "no-action" letter referred to above expressly indicates that such legend is not required in order to establish compliance with the Act or if such legend is no longer required pursuant to Rule 144(k).

     3.  Registration Rights.
         -------------------

          3.1  Demand Registration.
               -------------------

            (a) Request for Registration.  If the Company shall receive from
                ------------------------
Initiating Holders a written request that the Company effect any registration with respect to at least fifty percent (50%) of the Registrable Securities (provided that such number of Registrable Securities would result in an aggregate offering of at least $7,500,000), the Company will:

                    (i) promptly given written notice of the proposed registration to all other Holders; and

                    (ii) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request delivered to the Company within fifteen (15) days after receipt of such written notice from the Company.

          Subject to the limitations of Section 3.13, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders.

          The registration statement filed pursuant to the request of the Initiating Holders, may, subject to the provisions of Sections 3.1(b) and 3.2 below, include other securities of the Company which are held by officers or directors of the Company or which are held by persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration, but the Company shall have no right to include any of its securities in any such registration except as provided in Sections 3.1(b) and
3.2 below.

          (b) Underwriting.  If the Initiating Holders intend to distribute the
              ------------
Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a

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part of their request made pursuant to Section 3.1, and the Company shall include such information in the written notice referred to in Section 3.1(a)(i) above. The right of any Holder to registration pursuant to Section 3.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

          If officers or directors of the Company shall request inclusion of securities of the Company other than Registrable Securities in any registration pursuant to Section 3, or if holders of securities of the Company who are entitled by contract with the Company to have securities included in such a registration (such officers, directors, and other shareholders being collectively referred to as the "Other Shareholders") request such inclusion, the Initiating Holders shall, on behalf of all Holders, offer to include the securities of such Other Shareholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Rights Agreement. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and Other Shareholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters (the "Underwriter") selected for such underwriting by sixty-one percent (61%) of the Initiating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 3.1, if the Underwriter, in its sole discretion, determines that marketing factors require a limitation on the number of shares to be underwritten, the Underwriter may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting to not less than fifty percent (50%) of the securities which Holders have requested be included therein. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following priority: first, among all Holders of Registrable Securities (pro rata among such Holders on the basis of all Registrable Securities then held by such Holders); second, the Company shall be able to include any securities which it desires to sell for its own account; and third, among all Other Shareholders in proportion, as nearly as practicable, to the respective amounts of securities which they had requested to be included in such registration at the time of filing the registration statement. If any Holder or Other Shareholder disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to the Company and the Underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     3.2  Company Registration.
          --------------------

          (a) If the Company shall determine to register any of its securities either for its own account or for the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans or a registration relating solely to a Commission Rule 145 transaction or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                    (i) promptly give to each Holder written notice thereof (which, to the extent then known and applicable, shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                    (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all of the Registrable Securities specified in a written request or requests made by any Holder within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 3.2(b) below. Such written request may specify all or a part of a Holder's Registrable Securities.

            (b) Underwriting.  If the registration of which the Company gives
                ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.2(a)(i). In such event the right of any Holder to registration pursuant to Section 3.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the Underwriter selected for underwriting by the Company. Notwithstanding any other provision of this Section 3.2, if the Underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, and (a) if such registration is the first registered offering of the Company's securities to the public, the Underwriter may exclude from such registration and underwriting some (subject to the allocation priority set forth below) or all of the Registrable Securities and other securities held by the Holders and the Other Shareholders which would otherwise be underwritten pursuant hereto, and (b) if such registration is other than the first registered offering of the sale of the Company's securities to the public, the Underwriter may (subject to the allocation priority set forth below) limit the number of securities of the Holders and the Other Shareholders to be included in the secondary portion of the registration and underwriting to not less than twenty percent (20%) of the Registrable Securities which Holders have requested be included therein. The Company shall so advise all such Holders and Other Shareholders requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated among all such Holders and Other Shareholders as set forth in Section
3.1 If any Holder or Other Shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the Underwriter. Any Registrable Securities, or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          3.3  Expenses of Registration.  All Registration Expenses incurred in
               ------------------------
connection with any registration, qualification or compliance pursuant to this Rights Agreement shall be borne by the Company, and all Selling Expenses shall be borne by the holders of the securities to be registered pro rata on the basis of the number of their shares so registered; provided, however, that the Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by Initiating Holders, the registration statement does not become effective. If the Company is not required to pay any Registration Expenses, then the Holders and Other Shareholders requesting registration shall bear such Registration Expenses pro rata on the basis of the number of their shares so included in the registration request, and such registration shall not be considered a registration for purposes of Section 3.13(b).

          3.4  Registration on Form S-3.  The Company shall use its best efforts
               ------------------------
to qualify for registration on Form S-3, and to that end, the Company shall use its best efforts to comply with the reporting requirements of the Exchange Act within six (6) months following the effective date of the first registration of any securities of the Company for a registered public offering. After the Company has qualified for the use of Form S-3, holders of at least thirty percent (30%) of the outstanding Registrable Securities shall have the right to request one registration on Form S-3 in each 12-month period (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by each such holder), subject only to the following limitations:

          (a) The Company shall not be obligated to cause a registration on Form S-3 to become effective prior to one hundred and eighty (180) days following the effective date of a Company-initiated registration (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145), and provided that the Company shall use its best efforts to achieve such effectiveness promptly following such one hundred and eighty (180) day period;

          (b) The Company shall not be obligated to cause a registration on Form S-3 to become effective prior to expiration of one hundred and eighty (180) days following the effective date of the most recent registration pursuant to a request by a holder of Registrable Securities under this Rights Agreement or pursuant to a request by a holder of registration rights under any other agreement of the Company granting Form S-3 registration rights; provided, however, that the Company shall use its best efforts to achieve such effectiveness promptly following such one hundred and eighty (180) day period;

          (c) The Company shall not be required to effect a registration pursuant to this Section 3.4 unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate offering price (before deduction of underwriting discounts and expenses of sale) of at least $1,000,000; and

          (d) The Company shall not be required to maintain and keep any such registration on Form S-3 effective for a period exceeding ninety (90) days from the effective date thereof. The Company shall give notice to all Holders and all holders of registration rights under any other agreement of the Company granting Form S-3 or similar registration rights of the receipt of a request for registration pursuant to this Section 3.4 and shall provide a reasonable opportunity for all such other holders to participate in the registration. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by such holder or holders of Registrable Securities for purposes of disposition. The Company, non-requesting Holders and Other Shareholders shall have the right to participate in such registration as provided in Section 3.1 except that in the event the Underwriter determines that market factors require a limitation on the number of shares to be underwritten, then shares shall be excluded from such registration and underwriting pursuant to the allocation method (and subject to any limitations) described in Section 3.1.

       3.5  Registration Procedures.  In the case of each registration
            -----------------------
effected by the Company pursuant to this Rights Agreement, the Company will keep each Holder advised in writing as to the initiation of such registration and as to the completion thereof. At its expense, the Company will:

          (a) Keep such registration effective for a period of ninety (90) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

          (b) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request; and

          (c) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 3.1 hereof, the Company will enter into any underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions, and provided further that if the underwriter so requests the underwriting agreement will contain customary indemnification and contribution provisions, and provided further that the Underwriter is reasonably acceptable to the Company.

       3.6  Indemnification.
            ---------------

          (a) To the extent permitted by law, the Company will indemnify each Holder, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Rights Agreement, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) to which they may become subject under the Securities Act, or the Exchange Act and other state securities laws, including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus, or any amendment or supplement thereto, incident to any such registration, or any such document, offering circular or other document incident to such qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, the Exchange Act or state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, and each person controlling such Holder for any legal and any other expenses reasonably incurred, within three months after a request for reimbursement has been received by the Company, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein, provided, further, that the indemnity agreement contained in this
Section 3.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company.

          (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such other person within the meaning of Section 15 of the Securities Act, and each other such Holder including shares of his Registrable Securities against all claims, losses, damages and liabilities (or actions in respect thereof) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act and other state securities laws arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus, and any amendment or supplement thereto, incident to any such registration, or any such document, offering circular or other document incident to such qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred, within three months after a request for reimbursement has been received by the indemnifying Holder, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein, provided, however, that the indemnity agreement contained in this Section 3.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holders of sixty-one percent (61%) in interest, which consent shall not be unreasonably withheld and provided further that each Holder's liability for indemnification hereunder shall be limited to the amount of any proceeds received by such Holder from the sale of securities described in the first sentence of this Section 3.6(b).

          (c) Each party entitled to indemnification under this Section 3.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, including any legal fees incurred, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Rights Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d) If the indemnification provided for in this Section 3.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f) The obligations of the Company and Holders under this Section 3.6 shall survive the completion of any offering of Registrable Securities in a registration statement under Sections 3.1, 3.2 and 3.4 of this Rights Agreement, and otherwise.

       3.7  Information by Holder.  Each Holder and each Other Shareholder
            ---------------------
holding securities included in any registration shall furnish to the Company such information regarding such Holder or Other Shareholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Rights Agreement.

       3.8  Limitations on Registration of Issues of Securities.  Subject to
            ---------------------------------------------------
Section 5.5, from and after the date of this Rights Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company to initiate any registration of any securities of the Company, provided that this Section 3.8 shall not limit the right of the Company to enter any agreements with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company, upon any registration of any of its securities, to include, among the securities which the Company is then registering, securities owned by such holder. Any right given by the Company to any holder or prospective holder of the Company's securities in connection with the registration of securities shall be conditioned such that it shall be consistent with the provisions of this Rights Agreement and with the rights of the Holders provided in this Rights Agreement.

     3.9  Rule 144 Reporting.  With a view to making available the benefits
          ------------------
of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

          (a) Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

          (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

          (c) So long as a Purchaser owns any Restricted Securities, furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing a Purchaser to sell any such securities without registration.

     3.10  No-Action Letter or Opinion of Counsel.  Notwithstanding
           --------------------------------------
anything in this Rights Agreement to the contrary, if at any time after the date of the Company's initial public offering of its securities under the Securities Act the Company shall have obtained from the Commission a "no-action" letter in which the Commission has indicated that it will take no action if, without registration under the Securities Act, any Holder disposes of Registrable Securities covered by any request for registration made under this Rights Agreement in the manner in which such Holder proposes to dispose of the Registrable Securities included in such request, or if in the opinion of counsel for the Company concurred in by counsel for such Holder no registration under the Securities Act is required in connection with such disposition, the Registrable Securities included in such request shall not be eligible for registration under this Rights Agreement; provided, however, with respect to any Holder who may deemed to be an "affiliate," as that term is defined under Rule 144, if, notwithstanding the opinion of such counsel, the

Holder is unable to dispose of all of the Registrable Securities included in his request in the manner in which such Holder so proposes without registration, the Registrable Securities included in such request shall be eligible for registration under this Rights Agreement.

          3.11  Transfer or Assignment of Registration Rights.  The right to
                ---------------------------------------------
cause the Company to register Registrable Securities granted to a Holder by the Company under Sections 3.1, 3.2 and 3.4 hereof may be transferred or assigned by Holder to (i) a transferee or assignee of at least 50,000 shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, or of Common Stock issued pursuant to an conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, and (ii) to any constituent partner of a Holder, provided in each instance that (x) the Company is given written notice by the Holder within two
(2) business days of said transfer or assignment of such Registrable Securities, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; (y) the transferee or assignee of such rights is not deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor of the Company; and (z) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Rights Agreement.

          3.12  "Market Stand-off" Agreement.  Each Purchaser agrees, if
                ----------------------------
requested by the Company and an underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by Purchaser during a period of time determined by the Company and its underwriters (not to exceed 180 days) following the effective date of a registration statement of the Company filed under the Securities Act with respect to the Company's initial public offering, provided that all executive officers, directors and holders of five percent or more of the Company's outstanding capital stock (on a common-equivalent basis) of the Company who then hold Common Stock (or other securities) of the Company enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said period.

          3.13  Limitations on Registration Obligations.  The Company shall not
                ---------------------------------------
be obligated to effect, or to take any action to effect, any registration qualification or compliance pursuant to Sections 3.1, 3.2 or 3.4:

               (a) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or

               (b) With respect to a registration pursuant to Section 3.1, after the Company has effected two (2) such registrations pursuant to Section 3.1; or

               (c) At any time (i) prior to the closing of the initial offering to the public of the Company's securities pursuant to a firm commitment registered underwriting for the account of the Company (other than an offering relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a Commission Rule 145 transaction) (the "Public Offering") or (ii) following the fifth anniversary of the Public Offering, or

               (d) Prior to six (6) months following the effective date of any other registration statement relating to an underwritten public offering of the Company's securities filed under the Securities Act, or

               (e) If the Company shall furnish to Holders following a request for registration a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed on or before the time filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders (it being understood that the Company shall not have any obligation to take any action to register Registrable Securities for which the Company receives notice pursuant to Sections 3.1(a) or 3.4 during such 120-day period).


     4.  Additional Covenants.
         --------------------

          4.1  Annual and Quarterly Financial Information.  As long as any
               ------------------------------------------
Purchaser is a holder of at least 100,000 shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or shares of Common Stock issued upon conversion of such shares (as adjusted for any consolidations, combinations, stock distributions, stock dividends, stock splits, or similar events), the Company will mail or otherwise deliver to each such person who will agree to maintain such information in confidence with standard and reasonable exceptions to such confidentiality:

                    (a) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with United States generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company and approved by the Board of Directors.

                    (b) As soon as available, and in any event within forty-five
          (45) days after each quarterly accounting period, the Company will furnish to each Purchaser quarterly financial statements of the Company, including a balance sheet, profit and loss statement, cash flow analysis and a comparison to budget.

          4.2  Other Financial Information.  As long as any Purchaser is a
               ---------------------------
holder of at least 200,000 shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or shares of Common Stock issued upon conversion of such shares, the Company will mail or otherwise deliver to each such person, who will agree to maintain such information in confidence with standard and reasonable exceptions to such confidentiality

                    (a) Within twenty days following the end of each month, monthly financial statements including an income statement, statement of cash flows and balance sheet for the prior month, such statements will include year to date figures and, a comparison of such figures to the Company's budget for each item (with any variances delineated).

                    (b) Within thirty (30) days before the end of each fiscal year, a budget, including projected income statement, cash flow and balance sheet, on a monthly basis, for the next succeeding fiscal year, together with a brief qualitative description of the Company's business plan for such year.

          4.3  Termination of Additional Covenants.  The Company's obligations
               -----------------------------------
under this Section 4 will terminate immediately prior to the Public Offering.

     5.  Miscellaneous
         -------------

          5.1  Governing Law.  This Rights Agreement and the legal relations
               -------------
between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of California. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of California with respect to the breach or interpretation of this Rights Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Rights Agreement.

          5.2  Fractional Shares.  Anything in this Rights Agreement
               -----------------
notwithstanding, no fractional shares shall be issuable and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole number.

          5.3  Entire Agreement.  This Rights Agreement constitutes the full and
               ----------------
entire understanding and agreement between the parties regarding the rights described herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          5.4  Notices, Etc.  All notices and other communications required or
               -------------
permitted hereunder shall be in writing and shall be sent by facsimile, overnight courier service, mailed by first-class mail, postage prepaid, or delivered either by hand or by messenger, addressed (a) if to a Purchaser, as indicated on the Schedule of Purchasers attached as Exhibit A to the Series A
                                                    ---------
and B Agreement, the Series C Agreement, the Series D Agreement or the Series E Agreement, or at such other address and facsimile number as Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at its address and facsimile number set forth at the end of this Rights Agreement or at such other address and facsimile number as the Company shall have furnished to the Purchasers and each such other holder in writing (with a copy to Judith M. O'Brien, Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, facsimile: (650) 493-6811).

          Each such notice or other communication shall for all purposes of this Rights Agreement be treated as effective or having been given when delivered if delivered personally or by messenger, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

          5.5 Any holder of Series E Preferred who purchases those shares from the Company pursuant to the Series E Agreement may become a party to this Rights Agreement after the date hereof without the consent of any of the other parties hereto by executing a counterpart signature page to this Rights Agreement in the form attached hereto.

          5.6  Amendments and Waivers.  With the written consent of the record
               ----------------------
or beneficial holders of at least two-thirds of the Registrable Securities, the obligations of the Company and the rights of the parties under this Rights Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Rights Agreement; provided, however, that no such modification, amendment or waiver shall reduce the aforesaid majority of Registrable Securities consent requirement without the consent of two-thirds of the holders of the Registrable Securities. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing. This Rights Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except as provided in subsection 5.5 and to the extent provided in this subsection 5.6.

          5.7  Counterparts.  This Rights Agreement may be executed in any
               ------------
number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


  [Signature Page to Third Amended and Restated Shareholder Rights Agreement]

     IN WITNESS WHEREOF, the parties have executed this Rights Agreement as of the date first above written.


                              COMPANY:

                              GoDigital Telecommunications, Inc.
                              41305 Albrae Street
                              Fremont, CA  94538

                              By:   /s/ FRANCIS I. AKERS
                                 -------------------------------------------
                                    Francis I. Akers, President


                              PURCHASERS:

                              Menlo Ventures VI, L.P.
                              By:   MV Management VI, L.P.
                              Its:  General Partner

                              By:   /s/ DOUG CARLISLE
                                 -------------------------------------------
                                    General Partner


                              Menlo Entrepreneurs Fund VI, L.P.
                              By:   MV Management VI, L.P.
                              Its:  General Partner

                              By:   /s/ DOUG CARLISLE
                                 -------------------------------------------
                                    General Partner


                              Accel V L.P.
                              By:   Accel V Associates L.L.C.
                              Its:  General Partner

                              By:   /s/ A. SEDMIN
                                 -------------------------------------------
                                    Managing Member


                              Accel Internet/Strategic Technology Fund L.P.
                              By: Accel Internet/Strategic Technology Fund Associates L.L.C.
                              Its:  General Partner

                              By:   /s/ A. SEDMIN
                                 -------------------------------------------
                                    Managing Member


                              Accel Investors '96 L.P.

                              By:   /s/ A. SEDMIN
                                 -------------------------------------------
                                    General Partner


                              Accel Keiretsu V L.P.
                              By:   Accel Keiretsu V Associates L.L.C.
                              Its:  General Partner

                              By:   /s/ A. SEDMIN
                                 -------------------------------------------
                                    Managing Member


                              Ellmore C. Patterson Partners

                              By:   /s/ E. PATTERSON
                                 -------------------------------------------
                                    General Partner


                              Gregorio Reyes and Vanessa F. Reyes, Trustees of the Gregorio Reyes and Vanessa F. Reyes Trusts U/D/T dtd 4/22/83, as amended

                              By:   /s/ GREG REYES
                                 -------------------------------------------
                              Name:  Greg Reyes
                                    ----------------------------------------
                              Title: Trustee


                              Stanford University

                              By:  /s/ CAROL GILMER
                                 -------------------------------------------

                                    Carol Gilmer
                                    Gift Administrator, Stanford Management Co.
                                    On behalf of the board of Trustees
                                    Leland Stanford Junior University


                              William Plant and Margaret Beth Plant


                              ----------------------------------------------
                              William Plant

                              ----------------------------------------------
                              Beth Plant


                              Tom Miller

                              ----------------------------------------------


                              William F. King and Jackie K. King


                              ----------------------------------------------
                              William F. King

                              ----------------------------------------------
                              Jackie K. King


                              Donald E. Pattison and Cathy Pattison


                              ----------------------------------------------
                              Donald E. Pattison

                              ----------------------------------------------
                              Cathy Pattison


                              Robert B. Wagy and Peggy A. Wagy


                              ----------------------------------------------
                              Robert B. Wagy

                              ----------------------------------------------
                              Peggy A. Wagy



                              JAFCO Co., Ltd.


                              By: /s/ HITOSHI IMUTA
                                  ------------------------------------------
                              Name: Hitoshi Imuta, Chairman
                                    JAFCO America Ventures, Inc.
                                    Its Executive Partner


                              JAFCO G-6(A) Investment Enterprise Partnership

                              By: /s/ HITOSHI IMUTA
                                  ------------------------------------------

                              Name: Hitoshi Imuta, Chairman
                                    JAFCO America Ventures, Inc.
                                    Its Executive Partner


                              JAFCO G-6(B) Investment Enterprise Partnership

                              By: /s/ HITOSHI IMUTA
                                  ------------------------------------------

                              Name: Hitoshi Imuta, Chairman
                                    JAFCO America Ventures, Inc.
                                    Its Executive Partner


                              JAFCO J-S3 Investment Enterprise Partnership

                              By: /s/ HITOSHI IMUTA
                                  ------------------------------------------

                              Name: Hitoshi Imuta, Chairman
                                    JAFCO America Ventures, Inc.
                                    Its Executive Partner


                              JAFCO R-3 Investment Enterprise Partnership

                              By: /s/ HITOSHI IMUTA
                                  -----------------------------------------

                              Name: Hitoshi Imuta, Chairman
                                    JAFCO America Ventures, Inc.
                                    Its Executive Partner


                              JAFCO Co., Ltd.

                              By: /s/ HITOSHI IMUTA
                                  ----------------------------------------

                              Name: Hitoshi Imuta, Chairman
                                    JAFCO America Ventures, Inc.
                                    Its Executive Partner


                              U.S. Information Technology No. 2
                              Investment Enterprise Partnership

                              By: /s/ HITOSHI IMUTA
                                  ----------------------------------------

                              Name: Hitoshi Imuta, Chairman
                                    JAFCO America Ventures, Inc.
                                    Attorney-in-fact


                              CJG Trust

                              By: /s/ M.D. GINSBERG
                                  ---------------------------------------

                              Name: M.D. Ginsberg
                                    -------------------------------------

                              Title: Trustee
                                     ------------------------------------


                              Coral Partners IV, Limited Partnership
                              By:  Coral Management Partners IV,
                                   Limited Partnership
                              Its: General Partner

                                    /s/ YUVAL ALMOG
                              By:   --------------------------------------
                              Name: Yuval Almog
                                    --------------------------------------
                              Title:  General Partner
                                      ------------------------------------


                              Linda L. Watchmaker

                              /s/ LINDA L. WATCHMAKER
                              -----------------------------------------


                              Yuval Almog

                              /s/ YUVAL ALMOG
                              -----------------------------------------


                              Mark C. Headrick

                              /s/ MARK C. HEADRICK
                              -----------------------------------------


                              Peter H. McNermey

                              /s/ PETER H. MCNERMEY
                              -----------------------------------------


                              William Baumel

                              /s/ WILLIAM BAUMEL
                              -----------------------------------------


                              Karen Boezi

                              /s/ KAREN M. BOEZI
                              -----------------------------------------


                              RWI Group II, LP

                              By: /s/ DONALD A. LUCAS
                                  -------------------------------------

                              Name: Donald A. Lucas
                                    -----------------------------------

                              Title: General Partner
                                     ----------------------------------


                              Sevin Rosen Fund IV, L.P.

                              By: SRB Associates IV L.P., its general
                                  partner

                              By: /s/ JOHN JAGGERS
                                  -------------------------------------

                              Name: John Jaggers
                                    -----------------------------------

                              Title: General Partner
                                     ----------------------------------


                              Donald L. Lucas, SUCC TTEE, Donald L. Lucas
                              Profit Sharing Trust dtd 1-1-84

                              By: /s/ DONALD L. LUCAS
                                  -------------------------------------

                              Name: Donald L. Lucas
                                    -----------------------------------

                              Title: Successor Trustee
                                     ----------------------------------


  [Signature Page to Third Amended and Restated Shareholder Rights Agreement]

                                       17